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                                                                  EXHIBIT 10(MM)

                                December 19, 2001

Martin Industries, Inc.
Attention: Mr. James W. Truitt
Vice President and Chief Financial Officer
P.O. Box 128
Florence, Alabama 35631

Re: Line of Credit (Account #120435-524769); Loan Agreement dated January 7, 1993, as amended April 5, 1994, February 17, 1995, March 15, 1995,
         March 28, 1996, August 28, 1997, January 1, 2000, December 29, 2000,
         January 31, 2001, March 15, 2001, May 15, 2001, June 15, 2001,
         September 1, 2001, October 15, 2001, October 31, 2001, November 9, 2001, November 19, 2001 and November 26, 2001 (collectively "Loan Agreement") by and among Martin Industries, Inc. ("Martin Industries") and AmSouth Bank ("the Bank"). In this letter capitalized terms shall be given the meanings indicated in the Loan Agreement and/or in this letter.

Dear Mr. Truitt:

I am writing this letter to you concerning the indebtedness ("Indebtedness") referenced above of Martin Industries to the Bank and your recent request that the Loan Agreement be amended to effect an increase in the Borrowing Base and an extension of the Line of Credit Termination Date. You have also requested a waiver of certain covenants included in the Loan Agreement.

I. In response to your requests, the Bank hereby amends the Loan Agreement as follows:

         A. The term "Borrowing Base" in Section 1.02 is amended as follows:

         "BORROWING BASE" shall mean the amount of Five Hundred Thousand and No/100 Dollars ($500,000) plus the sum of (a) 80% of the Net Outstanding Amount of Eligible Accounts, plus (b) 80% of the Net Outstanding Amount of Eligible Dating Accounts, plus (c) 35% of the collateral value of Eligible Finished Goods Inventory, plus (d) 28% of the collateral value of Eligible Raw Material Inventory.

         B. The definition of "Line of Credit Termination Date" in Section 1.02 is amended as follows:

               LINE OF CREDIT TERMINATION DATE shall mean the earlier to occur of (a) the date on which an Event of Default occurs or (b) April 1, 2002 (or such later termination date as the Borrower and the Lender hereafter agree on in a written extension agreement pursuant to Section 3).

Effective as of December 19, 2001, all references in the Loan Documents to the "Loan Agreement" shall mean the Loan Agreement, as heretofore modified and amended and as further modified and amended hereby.

In all other respects, the Loan Agreement shall remain in full force and effect in accordance with its terms.

II. The Bank and Martin Industries hereby amend the Security Agreement dated March 22, 2000 by Martin Industries in favor of the Bank (the "Security Agreement"), as follows:

         A. Section 1.02 is amended by adding the definition of "Equipment" as follows:

                           Equipment shall have the meaning assigned to that term under the Code.


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         B. Section 2.01 is amended by adding a new clause (g) as follows:

                            (g)     all Equipment of the Borrower.

         C. Exhibit D, which sets forth the Permitted Encumbrances affecting the Property is amended by adding to said exhibit the items listed on Exhibit D-1 attached to this letter agreement.

In all other respects, the Security Agreement shall remain in full force and effect in accordance with its terms.

In addition to the foregoing, the Bank waives (i) with respect to the fiscal period ended November 24, 2001, any default or Event of Default arising out of the Borrower's failure to comply with Sections 8.09, 8.11, 8.12, 8.13 and 8.20(b) of the Loan Agreement and (ii) with respect to the monthly periods ended October 27, 2001, and November 24, 2001, any default or Event of Default arising out of Borrower's failure to comply with Section 8.20(a) of the Loan Agreement.

The Bank also hereby releases and terminates any security interest of the Bank in the one (1) share of Class A Stock in Appliance Manufactures Assurance Company Risk Retention Group ("AMAC") represented by stock certificate number 11 and the seventy-one thousand forty (71,040) shares of Class B Stock in AMAC represented by stock certificate number 20 (35,520 shares) and number 23 (35,520 shares), and the Bank shall claim no further lien, security interest or right therein. The Bank further agrees to deliver the Martin Industries the said stock certificates number 11, 20 and 23 hereinabove referenced.

To evidence the acceptance of the foregoing amendments and agreements on the terms and conditions set forth herein, please sign and return to me the enclosed copy of this letter agreement. By so signing the enclosed copy of this letter agreement, Martin Industries acknowledges and agrees to the following terms and conditions of such amendments and agreements:

         1. This letter agreement shall not be deemed to be an accord and satisfaction of the Indebtedness or any other obligation owed to the Bank.

         2. All collateral that now secures all or any of the Indebtedness shall continue to secure same. Nothing in this letter agreement diminishes any security interest or lien that the Bank has in any assets securing the Indebtedness. All of the collateral, rights, security, and guarantees that the Bank now has to secure any of the Indebtedness due from Martin Industries shall remain in full force and effect and are hereby ratified and confirmed.

         3. The Bank reserves all of its rights and remedies under the Loan Agreement, the Security Documents, any other Loan Documents, and/or applicable law, in respect of any Event(s) of Default. The current non-exercise by the Bank of any rights and remedies which it may have shall not constitute a release or waiver of any of its rights and/or remedies or a release or waiver of any Event(s) of Default under the Loan Agreement, the Security Documents, or any other Loan Documents, except for the Waiver provided in this letter agreement. The Bank specifically reserves the right to invoke any and all rights and remedies at any time in its sole discretion.

         4. Martin Industries hereby releases, satisfies, cancels, waives, acquits, and forever discharges the Bank, its directors, officers, employees, agents, attorneys, successors and assigns, of and from any and all claims, demands, actions, or causes of action of any kind or character, arising at any time in the past, up to and including the date of this letter agreement, which relate or pertain in any way to the Indebtedness and/or collection of them.

         5. The Indebtedness is owed by Martin Industries to the Bank for the amount (exclusive of outstanding letters of credit, ACH exposures and the Bank's attorneys fees) herein stated and there are no defenses, setoffs, or counterclaims with respect thereto:

                                                                                       Payoff as of
             General Description                   Obligation No.                        12/19/01
-------------------------------------       ---------------------------         --------------------------
         Line of Credit                                #524769                        $ 5,743,851.39


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         6. Martin Industries agrees to pay the Indebtedness strictly and promptly in accordance with the terms of the applicable promissory notes or other debt instruments, as specifically modified by the Loan Agreement and this letter agreement.

         7. Martin Industries shall pay to the Bank a fee in the amount of Five Thousand and No/100 Dollars ($5,000.00) upon the execution of this letter agreement.

         8. Martin Industries agrees to pay to the Bank's counsel, Wilmer, Lee & Rowe, P.A., on or before January 31, 2002, all of its attorney's fees incurred in connection with this amendment and/or the collection of the Indebtedness.

                                        Very truly yours,



                                        ---------------------------------------
                                        /s/ DARLENE CHANDLER

                                        Darlene Chandler
                                        Vice President

cc:      Denson N. Franklin III, Esq.
         S. Dagnal Rowe, Esq.

ACCEPTED AND AGREED TO BY:

                MARTIN INDUSTRIES, INC.



By:               /s/ JAMES W. TRUITT
    -------------------------------------------------
                    James W. Truitt
    Its Vice President and Chief Financial Officer


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                                                                     EXHIBIT D-1

                             MARTIN INDUSTRIES, INC.

ADDITIONAL PERMITTED ENCUMBRANCES

                             [UCC filings attached.]